EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                          J.B. FINANCIAL SERVICES, INC.

The undersigned, acting as Incorporator of a corporation under the Florida General Cooperation Act, adopts the following Articles of Incorporation for such corporation:

                                    ARTICLE I
                                      NAME

The name of this corporation is J.B. FINANCIAL SERVICES, INC.

                                   ARTICLE II
                                    DURATION

This Corporation shall have perpetual existence unless dissolved according to law.

                                   ARTICLE III
                                    BUSINESS

This Corporation is organized to buy and/or sell domestic and imported products and to do every other act or thing incidental or pertinent to or growing out of or connected with the aforesaid purpose and in addition, to engage in any other business or businesses permitted under the laws of the United States and Florida.

                                   ARTICLE IV
                                  CAPITAL STOCK

The maximum number of shares of stock authorized to be issued by this Corporation is 6500 shares of capital stock at $1.00 par value, all of which shall have the same rights and privileges. Each share of capital stock shall entitle the holder thereof to one (1) vote at any stockholder meeting and otherwise to participate in all such meetings and the assets of the Corporation. The stock shall be issued for such consideration as may be determined by the Board of Directors, which shall have a value at least equal to the full par value of said shares. The stock may be paid for in lawful money of the United States of America, or in property, labor or services.

                                    ARTICLE V
                               PRE-EMPTIVE RIGHTS

The stockholders of this Corporation shall be entitled to purchase ratably according to their respective holdings, any shares of the Corporation hereinafter issued or any securities exchangeable for or convertible into such shares or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares, but in either case only as such prices and during such period or periods and upon such terms and conditions as may be determined from time to time by the Board of Directors.

                                   ARTICLE VI
                       INITIAL REGISTERED OFFICE AND AGENT

The street address of the principal office of this corporation is:

                           18650 Avenue Capri
                           Lutz, Florida  33549

The name and address of the Registered Agent of this Corporation is:

                           David C. Bearden, Esq.
                           3233 East Bay Drive
                           Suite 104
                           Largo, Florida  34641

     The corporation shall have the privilege of establishing such other branch offices in any other location or any other city or town, in this state or any other State or County, as may be approved by its Board of Directors.

                                   ARTICLE VII
                           INITIAL BOARD OF DIRECTORS

This corporation shall have one (1) Director initially. The number of Directors may be either increased or diminished from time to time by the By-laws, but shall never be less than one (1). The names and addresses of the initial directors of this Corporation are:

            NAME                              ADDRESS
            James Bailey                      18650 Avenue Capri
                                              Lutz, Florida  33549
                                              813-949-4155


                                  ARTICLE VIII
                                 INDEMNIFICATION

The Corporation shall indemnify any officer or director or any former officer or director, to the full extent permitted by law.


                                   ARTICLE IX
                                    AMENDMENT

This Corporation reserves the right to amend or repeal any provisions contained in these Articles of Incorporation, or any Amendment hereto, and any right conferred upon the shareholders is subject to this reservation.

                                    ARTICLE X
                                  INCORPORATOR

The name and address of the person signing these Articles of Incorporation is:

                      James Bailey
                      18650 Avenue Capri
                      Lutz, Florida  33549


     IN WITNESS WHEREOF, the undersigned subscriber has executed these Articles of Incorporation of this Monday, September 9, 1996.


/s/ James Bailey
----------------------------------------


STATE OF FLORIDA
COUNTY OF PINELLAS

     BEFORE ME, a Notary Public, authorized to take acknowledgements in the State and County set forth above, James Bailey, who did not take an oath personally appeared known to me to be the person who executed the foregoing Articles of J.B. FINANCIAL SERVICES, INC., and he acknowledged before me that he executed these Articles of Incorporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in Pinellas County, Florida, this Monday, September 9, 1996.


                                       /s/ signed
                                       -----------------------------------------
                                       Notary Public


My commission expires:

                  ACCEPTANCE OF DESIGNATION AS REGISTERED AGENT

     I HEREBY ACCEPT the designation of Registered Agent to accept service of process for J.B. FINANCIAL SERVICES, INC.


                                       /s/ David C. Bearden
                                       -----------------------------------------
                                       DAVID C. BEARDEN, ESQ.


STATE OF FLORIDA
COUNTY OF PINELLAS

     BEFORE ME, a Notary Public, authorized to take acknowledgements in the State and County set forth above personally appeared, DAVID C. BEARDEN, known to me to be the person who executed the foregoing Acceptance of Designation as Registered Agent, and he acknowledged before me that he executed the same.

     IN WITNESS WHEREOF, I now hereunto set my hand and affixed my official seal in Pinellas County, Florida, this Monday, September 9, 1996.


                                       /s/ signed
                                       -----------------------------------------
                                                   Notary Public

                                       /s/ signed
                                       -----------------------------------------
                                                   Printed Name


My commission expires: